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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Georgia Gulf Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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GEORGIA GULF CORPORATION
115 Perimeter Center Place
Suite 460
Atlanta, Georgia 30346

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held September 29, 2009

To the Stockholders:

        A Special Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on September 29, 2009 at 10:00 a.m. local time for the following purposes:

  (1)
  to consider and vote upon an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 3 million to 100 million and

  (2)
  to consider and vote upon the 2009 equity and performance incentive plan providing for the issuance of up to 3,033,000 shares of our common stock.

        The Board of Directors has fixed the close of business on August 17, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Please vote before the meeting in one of the following ways:

  (1)
  use the toll-free number shown on your proxy card;

  (2)
  visit the website shown on your proxy card to vote via the Internet; or

  (3)
  complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

        You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope or submit your proxy by telephone or the Internet so that your shares may be represented at the meeting.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on September 29, 2009

The proxy statement is available at
www.edocumentview.com/GGC2009

                      By Order of the Board of Directors

                      Joel I. Beerman
                      Vice President, General Counsel and Secretary

Dated: August ___, 2009

Georgia Gulf Corporation
115 Perimeter Center Place
Suite 460
Atlanta, Georgia 30346

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held September 29, 2009

GENERAL

        This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Georgia Gulf Corporation on or about August __, 2009 in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of stockholders to be held on September 29, 2009 at 10:00 a.m. local time in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, and any adjournment of the meeting. You may revoke your proxy at any time before it is voted at the special meeting by:

  (1)
  voting over the telephone or Internet if eligible to do so—your latest dated vote before the special meeting will be the vote counted;

  (2)
  delivering to our Corporate Secretary a signed notice of revocation or a new proxy card with a later date; or

  (3)
  voting in person at the special meeting.

        The enclosed proxy card provides instructions for eligible stockholders. Stockholders not wishing to vote through the Internet or by telephone or whose proxy card does not mention information about Internet or telephone voting should complete the enclosed paper proxy card and return it in the enclosed postage-paid envelope. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect your right to revoke your proxy or to vote in person at the special meeting.

        If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you may provide voting instructions to the broker or other nominee by telephone or the Internet.

        Unless otherwise specified, all shares represented by effective proxies will be voted in favor of:

  •
  the amendment to our certificate of incorporation (or "charter") to increase the number of authorized shares of common stock from 3 million to 100 million and

  •
  the 2009 equity and performance incentive plan providing for the issuance of up to 3,033,000 shares of our common stock.

        We will pay the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited in person or by telephone or facsimile by our directors and officers, who will not receive additional compensation for these services. We have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies for a fee not to exceed $6,500, plus reasonable out of pocket expenses. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

        Only holders of record of outstanding shares of our common stock and convertible preferred stock at the close of business on August 17, 2009 are entitled to notice of, and to vote at, the meeting. Each stockholder is entitled to one vote for each share of common stock and convertible preferred stock held on the record date. There were [2,712,952] shares of common stock and [29,761,540] shares of convertible preferred stock outstanding and entitled to vote on August 17, 2009. When the holders of a majority of the common stock and the convertible preferred stock, considered as a single class and referred to as a quorum, are represented at the meeting, the vote of the holders of a majority of those shares present in person or represented by proxy will decide whether the new equity incentive plan will be approved, and the charter amendment will require approval by holders of a majority of the outstanding common stock in addition to holders of a majority of the outstanding common stock and convertible preferred stock voting as a single class. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power to vote on that proposal. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote for or against the proposals or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of each of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote against the proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved. Holders of an aggregate of 1,138,775 shares of common stock and 24,622,511 shares of convertible preferred stock have entered into agreements that require them to vote in favor of the two proposals. All share-related information included herein has been adjusted to give effect to the 1-for-25 reverse stock split effected July 28, 2009.

        To attend the meeting, you will need to bring an admission ticket (or legal proxy) and valid picture identification. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. Cell phones must be turned off prior to entering the meeting. Cameras and video, audio or any other electronic recording devices will not be allowed in the meeting room during the annual meeting, other than for Georgia Gulf Corporation purposes.

 PROPOSAL I
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

        The Board of Directors has adopted, subject to stockholder approval, a resolution recommending that the Company's certificate of incorporation be amended and restated to increase the number of authorized shares of the Company's common stock from 3 million shares to 100 million shares. Such increase in the number of authorized shares of common stock would be effected by amending the first paragraph of the current fourth article of the certificate of incorporation in substantially the form attached to this Proxy Statement as Annex A.

Background and Purpose of the Proposed Amendment

        On July 29, 2009, the Company substantially restructured its indebtedness by amending its senior secured credit agreement and its asset securitization agreement to provide greater financial flexibility and by exchanging equity securities for $736 million of the $800 million then-outstanding principal amount of its notes. The Company initially had offered to exchange the notes for new second lien notes and about 20% of the Company's common stock. After lengthy negotiations and numerous extensions of the exchange offers, the exchange offers were consummated whereby the Company issued approximately 1.3 million shares of its common stock (representing substantially all of its unissued and unreserved common stock) and approximately 29.8 million shares of its convertible preferred stock, which are convertible into shares of common stock. In connection with the issuance of such shares, the Company relied on the exception to the stockholder-approval policy of the New York Stock Exchange (the "NYSE"), as delay would have seriously jeopardized the Company's financial viability, and the NYSE accepted the Company's reliance on such exception. The Company also agreed to call the special meeting of stockholders to seek approval of the charter amendment to increase the authorized shares of common stock to permit conversion of the convertible preferred stock into common stock.

        The convertible preferred stock, by its terms, will automatically convert into shares of common stock, on a share-for-share basis, subject to adjustment, upon the effectiveness of the charter amendment. The Board of Directors believes it is in the Company's best interest to increase the number of authorized shares of common stock to 100 million in order to accommodate the conversion of the convertible preferred stock issued pursuant to the exchange offers and to assure that additional shares of common stock are available for general corporate purposes, which may include raising additional capital, issuances under employee benefit plans, acquisitions of other companies, stock dividends, stock splits and other distributions. The Company does not have any current intention or plan to issue common stock for any purpose except for the issuance of shares upon conversion of the convertible preferred stock and in connection with the 2009 equity and performance incentive plan described in Proposal II; but, the Board nevertheless believes the additional authorized shares of common stock should be available for corporate purposes from time to time, without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.

        The convertible preferred stock ranks senior to our common stock upon a sale or liquidation of the Company. More specifically, should our convertible preferred stock remain outstanding (i.e., should Proposal I not be approved and our convertible preferred stock not convert to common stock), then upon a sale of substantially all of our assets, a transaction comprising a change of control of our Company, or a liquidation, the holders of our convertible preferred stock would be entitled to a preference, before any payments are made to holders of our common stock, and the amount of that preference would be approximately $712 million, plus accrued dividends on such preferred stock. Commencing November 1, 2009, the convertible preferred stock will accrue dividends at a per annum rate of 10% of the stated value per share (which stated value currently is $23.89), which rate will increase by 1% per quarter commencing on the first day of the quarter beginning January 1, 2010, up to a maximum per annum rate of 18%. Thus, by 2012, after the dividend rate reaches the maximum 18% per annum rate of accrual, the preference to which the holders of our convertible preferred stock would be entitled should Proposal I not be approved and these shares not convert to common stock, would increase annually by over $128 million per year. Prior to 2012, the preference of the convertible preferred stock would increase each quarter from initially about $18 million per quarter to approximately $30 million per quarter, prior to this dividend accrual reaching its maximum rate. The Board believes it to be in the best interests of the Company to approve Proposal I to eliminate the substantial sale or liquidation preference of our convertible preferred stock.

        Further, so long as any shares of convertible preferred stock are outstanding, unless we obtain the consent of the holders of at least two-thirds of such shares, we cannot amend our charter or bylaws in certain respects, purchase or redeem any other of our equity securities, authorize or issue any shares senior or pari passu to the convertible preferred stock, or declare or pay any dividends on our common stock. Should Proposal I not be approved, and the convertible preferred stock remain outstanding and not convert to common stock, the Company's ability to raise equity capital would be substantially diminished, given the foregoing restrictions and the substantial sale and liquidation preference described above, and the Company would also be limited in its ability to redeem equity securities and pay dividends by the requirement for approval of such actions by at least two-thirds of the holders of convertible preferred stock. For these additional reasons, the Board has approved Proposal I and has recommended that the stockholders approve such proposal at the special meeting of stockholders.

Effects of the Proposed Amendment

        The additional shares of authorized common stock would be identical to the shares of common stock now authorized and outstanding, and this proposed amendment would not affect the rights of current holders of common stock. Any issuances of additional shares of common stock, however, could adversely affect the existing holders of shares of common stock by diluting their ownership, voting power and earnings per share with respect to such shares. The current holders of the Company's common stock do not have preemptive rights to purchase any shares of common stock of the Company that may be issued. The Company is currently authorized to issue up to 75 million shares of preferred stock, par value $.01 per share, including the 32,050,000 shares of convertible preferred stock presently authorized. The proposed amendment to the certificate of incorporation will not affect this authorization.

Possible Anti-Takeover Effects of the Amendment

        The Board of Directors is unaware of any specific effort to obtain control of the Company and has no present intention of using the proposed increase in the number of authorized shares of common stock as an anti-takeover device. However, the Company's authorized but unissued common stock could (within the limits imposed by applicable law, regulation and the NYSE rules) be issued in one or more transactions that could make a change of control much more difficult and therefore more unlikely. The additional authorized shares of common stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover situation, including preventing or delaying a proposed business combination that is opposed by the Board, although perceived to be desirable by some stockholders.

No Appraisal Rights

        Stockholders will not have dissenters' or appraisal rights under Delaware corporate law or under the Company's certificate of incorporation in connection with the proposed amendment to the certificate of incorporation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

 PROPOSAL II
APPROVAL AND ADOPTION
OF THE
GEORGIA GULF CORPORATION 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN

General

        The Board of Directors approved the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan (the "Plan") on July 27, 2009, subject to the approval of our stockholders. The Plan, if approved by our stockholders, will expire in 2019.

        The Plan is intended to attract and retain officers, employees, consultants and directors for us and our subsidiaries and to motivate these persons to achieve performance objectives related to our overall goal of increasing stockholder value.

        The Plan was adopted in connection with the completion of our private exchange offers described in Proposal I. On the date of acceptance of notes in the exchange offers, pursuant to agreements with certain noteholders, restricted share units for 2,274,745 shares in the aggregate were granted, subject to stockholder approval of the Plan.

        The Plan authorizes the Board to provide equity-based compensation in the form of (1) stock options, including incentive stock options ("ISOs") entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) appreciation rights, (3) restricted shares, (4) restricted share units and (5) performance shares and performance units. Each type of award is described below under "Types of Awards Under the Plan." Each of the awards will be evidenced by an award document setting forth the terms and conditions of the award.

        The Plan is designed to comply with the requirements of applicable federal and state securities laws and the Code, including, but not limited to, the performance-based exclusion from the deduction limitations under Section 162(m) of the Code for qualifying awards.

        The Board believes that it is in our best interests and the best interests of our stockholders to provide for an equity incentive plan under which certain equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that certain awards under it can satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code, the Plan (which includes performance measures) must be approved by our stockholders by a majority of the votes cast.

        A summary description of the Plan is set forth below. The summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this proxy statement as Annex B.

Summary of the Plan

        General.    Under the Plan, a committee designated by the Board of Directors consisting solely of not less than two non-employee directors (the "Committee") is authorized to make awards under the Plan. The Board has designated the Compensation Committee as the Committee.

        Shares Available Under the Plan.    Subject to adjustment as provided in the Plan, the number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the Plan, assuming stockholder approval of this proposal, may not exceed 3,033,000 in the aggregate, plus any shares of common stock relating to awards that expire, are forfeited or are cancelled under the Plan. These shares of common stock may be shares of original issuance or treasury shares or a combination of both. Shares of common stock covered by an award under the Plan will not be counted as used unless and until they are actually issued and delivered. As of August [11], 2009, the market value of our common stock was $[33.62] per share.

        Eligibility.    Officers, employees or consultants of Georgia Gulf or any subsidiary and non-employee directors of Georgia Gulf may be selected by the Committee to receive benefits under the Plan. There were approximately 3,985 persons, including 9 officers, 3,936 non-officer employees, 30 consultants and 2 non-employee directors eligible to participate in the Plan as of July 31, 2009.

        Limitations on Specific Kinds of Awards.    In addition to the general limitation on the number of shares of common stock available under the Plan, the Plan provides for specific limits and other requirements for certain awards. No participant may be granted (i) option rights or appreciation rights, in the aggregate, for more than 750,000 shares of common stock during any calendar year; (ii) an award of restricted shares, restricted share units, or performance shares or performance units intended to qualify for exemption under Section 162(m) of the Code, for more than 750,000 shares of common stock in the aggregate during any calendar year; or (iii) an award of performance units intended to qualify for exemption under Section 162(m) of the Code having an aggregate maximum value as of their respective dates of grant of more than $10,000,000 in any calendar year. In addition, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, within the meaning of Section 422 of the Code, may not exceed 3,033,000.

        Option Rights.    The Committee may grant option rights, which entitle the holder to purchase shares of common stock at a price equal to or greater than the market value of the shares on the date of grant. For purposes of the Plan, market value means the closing price of a share as reported on the New York Stock Exchange, or other exchange on which the common stock is traded unless the Committee adopts another pricing method, which must be stated in the evidence of the grant and comply with Section 409A of the Code. The option price is payable (1) in cash or check, (2) by the transfer to us of shares of common stock then owned by the option holder, (3) by a combination of these payment methods or (4) by any other method approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to us of some or all of the shares of common stock to which the exercise relates. Option rights granted under the Plan may be option rights that are intended to qualify as incentive stock options, option rights that are not intended to so qualify or combinations of incentive stock options and non-qualified stock options. Incentive stock options may only be granted to participants who meet the definition of "employees" under Section 3401(e) of the Code. Option rights must be evidenced by an award document, which, among other terms, must specify the period of employment required before the option rights or portions thereof will become exercisable. In addition, the exercise of the grant may be conditioned on the achievement of performance objectives, called "Management Objectives," as described below. No option right may be exercisable more than ten years from the date of grant.

        Appreciation Rights.    A tandem appreciation right is a right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying the option. A free-standing appreciation right is the right to receive up to 100% of the spread between the base price and the current value of a share of common stock at the time of exercise. When computing the spread for a free-standing appreciation right, the base price must be equal to or greater than the market value of the underlying common stock on the date of grant. Any grant may specify that the amount payable on exercise of an appreciation right may be paid by us in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. Any grant may specify waiting periods before exercise and permissible exercise dates or periods. Appreciation rights will be evidenced by an award document containing such terms and provisions, consistent with the Plan, as the Committee may approve, and the exercise of appreciation rights may generally be conditioned on the achievement of Management Objectives. No free-standing appreciation right may be exercised more than ten years after the date of grant.

        Restricted Shares.    An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value. Restricted shares that vest upon the passage of time must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee. If the elimination of restrictions is based only on the passage of time rather than on the achievement of Management Objectives, the restrictions will remain for a minimum of three years, except that the restrictions may be removed ratably during the three year period, on an annual basis, as determined by the Committee at the date of grant. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. Any grant may provide for early termination of the forfeiture restrictions in the event of the death or disability of the grantee, or a change of control of the Company.

        Any grant of restricted shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares; however, restrictions relating to restricted shares that vest upon the achievement of Management Objectives may not terminate sooner than one year from the date of grant. Any such grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. Restricted shares will be evidenced by an award document containing such terms and provisions, consistent with the Plan, as the Committee may approve.

        Restricted Share Units.    An award of restricted share units constitutes an agreement to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions (which may include the achievement of Management Objectives) during the deferral period as the Committee may specify. During the deferral period, the participant has no right to transfer any rights under and has no rights of ownership or voting rights in the restricted share units, but the Committee may authorize the payment of dividend equivalents on such restricted share units on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. Awards of restricted share units may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of grant. The Committee may provide for early termination of the deferral period in the event of the death or disability of the grantee, or a change of control of the Company. Any grant of restricted share units may specify Management Objectives which, if achieved, will result in termination of the deferral period; however, if the deferral period terminates upon the achievement of Management Objectives, the deferral period may not terminate sooner than one year from the date of grant. Each grant may specify in respect of these Management Objectives a minimum level of achievement and may set forth a formula for determining the number of restricted share units on which the deferral period will lapse if performance is at or above the minimum level, but below the maximum achievement of the Management Objectives. If the deferral period lapses only by the passage of time rather than on the achievement of Management Objectives, the deferral period must be for a minimum of three years, except that the deferral period may lapse ratably during the three year period, on an annual basis, as determined by the Committee at the date of grant. If the participant has elected to give up the right to receive compensation in exchange for restricted share units, the three-year deferral period requirement does not apply. Restricted share units will be evidenced by an award document containing such terms and provisions, consistent with the Plan, as the Committee may approve.

        Performance Shares and Performance Units.    A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00 or such other value as determined by the Committee. Each grant of performance shares or performance units will specify one or more Management Objectives the participant must meet within a specified period that is not less than one year (the "Performance Period") to earn the performance shares or performance units. The Committee may provide for early termination of the Performance Period in the event of the death or disability of the grantee, or a change of control of the Company. Each grant of performance shares or performance units may specify in respect of the relevant Management Objective(s) a level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objective(s). Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares or any combination thereof and may either grant to the participant or retain in the Committee the right to elect among those alternatives. Performance shares and performance units will be evidenced by an award document containing such terms and provisions, consistent with the Plan, as the Committee may approve.

        Management Objectives.    Management Objectives may be described either in terms of company-wide objectives or objectives that are related to performance of the individual participant or of the division, subsidiary, department, region, function or other organizational unit in which the participant is employed. The Management Objectives applicable to any award to a participant who is or is likely to become a "covered employee," within the meaning of Section 162(m) of the Code, will be based on specified and pre-established levels of, or growth in, one or more of the following criteria: (i) increases in the price of our common stock; (ii) market share; (iii) sales; (iv) return on equity, assets, capital or sales; (v) economic profit; (vi) total stockholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share; (x) cash flow; (xi) customer satisfaction; (xii) pre-tax profit; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) debt to capital ratio; (xvi) compliance with covenants under our principal debt agreements; and (xvii) any combination of the foregoing.

        If the Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify the Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a covered employee where such an action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

        Transferability.    Except as otherwise determined by the Committee or as described below, no award under the Plan is transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, only the participant, or the participant's guardian or legal representative in the event of the participant's legal incapacity, may exercise option rights or appreciation rights during the participant's lifetime.

        Subject to the prior approval of the Committee, awards, other than incentive stock options, are transferable by a participant to members of the participant's immediate family, or certain trusts or partnerships, without payment by the transferee, if reasonable prior notice of the transfer is given to us and the transfer is made according to the terms and conditions specified by the Committee or us. Any transferee will be subject to the same terms and conditions under the Plan as the participant.

        Adjustments.    The number, kind and price of shares covered by outstanding awards are subject to adjustment by the Committee in its discretion in the event of stock dividends, splits and combinations, changes in our capital structure, mergers, spin-offs, partial or complete liquidation and similar events. The Committee may also make or provide for adjustments in the numbers of shares available under the Plan and available for specific kinds of awards under the Plan as the Committee may determine appropriate to reflect such a transaction or event. Moreover, in such event the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan, such alternate consideration (including cash), if any, as it determines equitable and in connection therewith, the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or appreciation right with an option price or base price greater than the consideration offered in connection with any such transaction, the Committee may in its sole discretion cancel the option right or appreciation right without any payment to the participant.

        Change in Control.    A definition of change in control is specifically included in the Plan, the full text of which is attached to this proxy statement as Annex B. Generally, a change in control includes the acquisition by a person of 33% or more of our voting securities, specified changes in the Board and specified business combination transactions and similar events. Awards may provide for acceleration of exercisability or early termination of restrictions in the event of a change in control. Additionally, to the extent a grant or award provides for the early lapse of restrictions if a change in control occurs, Management Objectives specified in connection with the grant need not be achieved upon the change in control.

        Acceleration.    Awards may provide for acceleration of exercisability or early termination of restrictions in the event of the death, disability or retirement of a participant, a change of control or, solely in the case of awards of restricted share units, a refinancing of our principal debt agreements.

        Withholding Taxes.    To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or the other person make arrangements satisfactory to us for payment of the balance of taxes required to be withheld. These arrangements, in the discretion of the Committee, may include relinquishment of a portion of the benefit. Participants must also make such arrangements as we may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the exercise of option rights. In the discretion of the Committee, a participant or other person may surrender shares of common stock owned for more than six months to satisfy any resulting tax obligations, provided, however, in no event may we accept shares of common stock for the payment of taxes in excess of required tax withholding rates.

        Detrimental Activity.    Any evidence of an award under the Plan may provide that if a participant, if an employee either during employment or within a specified period after termination of employment, and if a consultant, during the period of consulting with us or a subsidiary or within a specified period thereafter, engages in any detrimental activity, as defined in the Plan, and the Committee so finds, forthwith upon notice of the Committee's finding, the participant must:

  •
  return to us, in exchange for payment by us of any amount actually paid by the participant for the shares of common stock, all shares of common stock that the participant has not disposed of that were offered under the Plan within a specified period prior to the date of the commencement of the detrimental activity; and

  •
  with respect to any shares of common stock so acquired that the participant has disposed of, pay to us in cash the difference between:

  •
  any amount actually paid for the shares of common stock by the participant; and

  •
  the market value per share of the shares of common stock on the date of the disposition.

        To the extent that these amounts are not paid to us, we may set off these amounts against any amounts (but only to the extent that such amounts would not be considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code) that may be owing from time to time by us or one of our subsidiaries to the participant, whether as wages, deferred compensation or vacation pay, consulting fees or in the form of any other benefit or for any other reason.

        Generally, a detrimental activity includes competing with our business, soliciting our employees, disclosing of confidential information and other specified conduct detrimental to our business.

        Administration and Amendments.    The Plan is administered by the Committee, except that the Committee has the authority under the Plan to delegate such administrative duties or powers as it may deem advisable under the Plan to one or more of its members or to one or more of our officers, or to one or more agents and advisors. Awards intended to qualify under Section 162(m) of the Code and determinations in connection with those awards must be made only by a committee of the Board consisting solely of not less than two outside directors within the meaning of such section. The Committee may, by resolution, authorize one or more officers of the company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under the Plan; (ii) determine the size of any such awards; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10% beneficial owner of our common stock; (B) the resolution providing for such authorization sets forth the total number of shares of common stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

        The Committee's interpretation of the Plan and related agreements and documents is final and conclusive. The Plan may be amended from time to time by the Board, provided that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders in order to comply with applicable law or the rules of any national securities exchange upon which the shares of common stock are traded or quoted, the amendment will not be effective until such stockholder approval has been obtained.

        Except in connection with a corporate transaction or event described in "Adjustments" above, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding appreciation rights, or cancel outstanding option rights or appreciation rights in exchange for cash, other awards or option rights or appreciation rights with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original appreciation rights, as applicable, without stockholder approval.

        Termination.    No grant under the Plan may be made more than ten years after July 27, 2009, but all grants made on or before that date will continue in effect after that date subject to the terms of those grants and the Plan. No grants will be made on or after July 27, 2009 under our Second Amended and Restated 2002 Equity and Performance Incentive Plan, as amended (the "2002 Plan"), provided, however, that outstanding awards granted under the 2002 Plan will continue unaffected.

Plan Benefits

        On July 27, 2009, restricted share units for a total of 2,274,745 shares of common stock were awarded to the persons indicated in the table below. The awards are subject to stockholder approval. Other than the award to Mr. Carrico, which was made by the full Board (except for Mr. Carrico, who did not participate in the decision about his award), the awards were made by the Committee. On July 27, 2009, the closing price per share of the common stock was $8.75. Awards in respect of the remaining shares available under the Plan will be made by the Committee in its discretion and accordingly cannot be determined at this time. One-half of the restricted stock units will vest in equal installments on July 27, 2010, 2011 and 2012, or earlier in the event of a change of control. One-third of the remaining one-half of the restricted stock units will vest on each of July 27, 2010, 2011 and 2012 if the Company is in compliance with the financial covenants in its senior secured credit facility and, notwithstanding such provisions, all of such remaining one-half will vest immediately if such facility is refinanced before July 27, 2012.

Name and Position	Dollar Value ($)(1)	Number of Units
Paul Carrico	$5,031,259	575,001
President and Chief Executive Officer
Gregory C. Thompson	$1,837,500	210,000
Chief Financial Officer
William H. Doherty	$831,259	95,001
Vice President—PVC Compounds
Mark J. Seal	$831,259	95,001
Vice President—Aromatics
Joel I. Beerman	$918,750	105,000
Vice President, General Counsel, and Secretary
Mark E. Buckis	$350,018	40,002
Vice President—Corporate Controller
Current Executive Officer Group (including those listed above)	$12,600,052	1,440,006
Non-Executive Director Group	—	0
Non-Executive Officer Employee Group	$7,303,966	834,739

    (1)
    Based on the market value of the award on the date of grant of $8.75.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on August 1, 2009. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the Plan.

Tax Consequences to Participants

        Non-Qualified Stock Options.    In general, (i) no income will be recognized by an option holder at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the option holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either a short-term or long-term capital gain (or capital loss) depending on how long the shares have been held.

        Incentive Stock Options.    No income generally will be recognized by an option holder upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the option holder pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the option holder within two years after the date of grant or within one year after the transfer of those shares to the option holder, then upon sale of those shares, any amount realized in excess of the option price will be taxed to the option holder as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise, or, if less, the amount realized on the disposition of those shares in a sale or exchange, over the option price paid for those shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        Appreciation Rights.    No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received upon exercise.

        Restricted Shares.    The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid by the participant for those restricted shares, at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of those shares, determined without regard to the forfeiture restrictions and restrictions on transfer, over the purchase price, if any, of those restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the forfeiture restrictions and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

        Restricted Share Units.    No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of common stock on the date that those shares are transferred to the participant under the award, reduced by any amount paid by the participant for the restricted share units, and the capital gain/loss holding period for those shares will also start on that date.

        Performance Shares and Performance Units.    No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

Section 409A of the Internal Revenue Code

        To the extent applicable, it is intended that the Plan and any grants made under the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

Tax Consequences to Georgia Gulf or Its Subsidiaries

        To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE GEORGIA GULF CORPORATION 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information with respect to compensation plans under which our equity securities were authorized for issuance to employees as of June 30, 2009:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	181,233	$350.97	13,390
Equity compensation plans not approved by security holders	0	$0.00	0
Total	181,233	$350.97	13,390

 SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table lists information as of July 31, 2009 about the number of shares owned by each incumbent director, each executive officer listed on the summary compensation table included later in this proxy statement who is currently employed by the Company, and all of our incumbent directors and currently-employed executive officers as a group and each person or group known by us to own more than 5% of any class of our stock. The address of each of our directors and executive officers is c/o Corporate Secretary, Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

	Common Stock			Convertible Preferred Stock
Name and Address of Beneficial Owner*(1)(2)	Number of Shares		Percentage	Number of Shares	Percentage
Jerry R. Satrum(3)	27,971		1.0%	—
Paul D. Carrico(4)	10,419		*	—
Mark J. Seal(5)	9,585		*	—
Joel I. Beerman(6)	8,120		*	—
William H. Doherty(7)	7,185		*	—
Gregory C. Thompson(8)	3,975		*	—
Mark E. Buckis(9)	1,789		*	—
Patrick J. Fleming(10)	965		*	—
Wayne C. Sales	—			—
All incumbent directors and currently-employed executive officers as a group (12 persons)(11)	83,682		3.1%	—
FMR LLC 82 Devonshire Street Boston, MA 02109	429,599		15.8%	8,730,719	29.3%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	374,550	(12)	13.8%	8,395,751	28.2%
Pioneer Investment Management Inc. 60 State Street Boston, MA 02109	226,339		8.3%	5,072,813	17.0%
Western Asset Management Company(13) 385 E. Colorado Boulevard Pasadena, CA 91101	108,236		4.0%	2,423,228	8.1%

*
Represents less than 1%.

(1)
Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(2)
The number of shares of common stock and convertible preferred stock for each institutional holder is based upon information provided by the holder and related entities, including in a lock-up and consent agreement with the Company, dated on or around July 2, 2009, as amended July 23, 2009.

(3)
Includes 2,000 shares owned by Mr. Satrum's wife; 1,200 shares held in trust for the Satrum Foundation, of which Mr. Satrum serves as trustee; and 642 shares that may be acquired upon exercise of options by Mr. Satrum.

(4)
Includes 4,642 shares that may be acquired upon exercise of options by Mr. Carrico.

(5)
Includes 6,272 shares that may be acquired upon exercise of options by Mr. Seal.

(6)
Includes 800 shares owned by Mr. Beerman's wife and 4,939 shares that may be acquired upon exercise of options by Mr. Beerman.

(7)
Includes 5,223 shares that may be acquired upon exercise of options by Mr. Doherty.

(8)
Includes 1,355 shares that may be acquired upon exercise of options by Mr. Thompson.

(9)
Includes 1,010 shares that may be acquired upon exercise of options by Mr. Buckis.

(10)
Includes 582 shares that may be acquired upon exercise of options by Mr. Fleming.

(11)
Includes shares that may be acquired upon exercise of options.

(12)
According to the Schedule 13G dated August 10, 2009, Capital World Investors has sole voting power with respect to 260,990 shares and sole dispositive power with respect to all shares.

(13)
We have been advised that Western Asset Management does not directly own any of these shares. All such shares are held in various client accounts, for which Western Asset Management is the investment manager and may be deemed the beneficial owner thereof. Western Asset Management disclaims beneficial ownership of such shares for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, or otherwise.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement.

                      Wayne C. Sales, Chairman
                      Patrick J. Fleming
                      Charles L. Henry (Resigned July 27, 2009)
                      Yoshi Kawashima (Resigned July 27, 2009)

Compensation Discussion and Analysis

        The compensation committee of the Board of Directors (referred to in this Compensation Discussion and Analysis as the "Committee") (a) analyzes and recommends to the full Board for approval the level of compensation for the chief executive officer, or CEO; (b) determines the compensation for our other executive officers; and (c) oversees the administration of the executive compensation programs. The Committee is comprised entirely of independent directors and is advised by an independent consultant retained by the Committee.

  Summary

        Regarding compensation delivered to the CEO and the other executive officers:

  •
  No annual salary increases were awarded in 2008 or 2009, although the CEO received a promotional increase.

  •
  No annual incentive plan payments were made under the 2007 or 2008 annual incentive plans. However, two newly hired executives received guarantees regarding future bonus payments.

  •
  Long-term incentive awards made in 2008 and 2009 were at a level below the 25th percentile of the Company's market references, except for awards made for two newly hired executives.

  Executive Compensation Philosophy

        The Committee has designed our executive compensation programs with the following guiding principles in mind:

  •
  Performance Based: A substantial portion of the total compensation opportunity varies based upon our operating and financial performance against pre-established goals.

  •
  Alignment: Our compensation programs are designed to align the interests of executive officers with the long-term interests of our stockholders by providing strong incentives to maximize value for our stockholders, while balancing acceptable risks.

  •
  Market Competitive: Our success is heavily dependent on our ability to attract and retain experienced executive officers who are proven leaders and motivate them to consistently deliver operational and financial results. Therefore, our compensation is structured to present an attractive package to our existing executive officers and those we target.

In addition, our compensation programs are designed to reinforce our underlying business strategies and objectives by rewarding successful execution of those strategies.

  Executive Compensation Administration

        The Committee continually reviews executive compensation to ensure it best reflects our compensation philosophy. The Committee has designed our compensation programs to reward improvement in operating profit, operational excellence, continued service, individual performance, and stockholder returns. Any program changes that are made are driven by the Committee's desire for alignment with stockholder interests and to be consistent with the guiding principles referenced above.

        Our Committee evaluates and administers the compensation of our executive officers in a holistic manner, making compensation decisions around program design and pay adjustments in the context of the compensation philosophy, market practices and total compensation objectives. The Committee ordinarily positions the elements of compensation to attract and retain the level of executive talent necessary to deliver sustained performance in a complex, North American manufacturing organization. Market positioning of the individual elements of compensation and benefits, as well as the relationships among these elements, are discussed below. Our compensation programs include significant variable components, based principally on predetermined operating profit measures and the share price of the Company's stock (described further below), that can result in actual compensation realized by an executive that may be more or less than the targeted compensation opportunity in any given year.

        For 2008, the target total direct compensation opportunity for executive officers, including salary, target annual bonus and the targeted fair value of equity-based grants for the executive officers was generally positioned to be between the 40th to 60th percentile of the market references below, referred to as the "median range." However, since no bonuses were paid under the Senior Executive Bonus Plan or the Management Incentive Plan for 2008, and the 2008 equity grant fair value of awards were below the 25th percentile of market references (as defined herein), actual total direct compensation for executive officers in 2008 was below the 25th percentile of the market references.

        Although it has no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, the Committee reviews pay mix for executive officers as compared to our market references. The non-cash, long-term compensation is by its nature performance-based and variable, in that awarded equity value is directly tied to the value of the Company's common stock during the relevant period. This serves to align the interests of executive officers with our stockholders. Additionally, the Committee believes equity compensation serves as a retention tool, helping to increase the likelihood that our executive officers will remain with us long-term.

        The Committee's independent consultant and advisor is Watson Wyatt, which also provides services to management, including technical advice relating to compensation programs and other matters not related to executive compensation levels. Annually, Watson Wyatt conducts an independent and comprehensive review of our executive compensation program, including periodic reports showing total remuneration for each executive officer, and an evaluation of total compensation and individual pay elements based upon our market references. Specifically, the 2008 review covered the following broad compensation and benefits areas:

  •
  Total Compensation: direct compensation elements such as base salary, annual bonus and long-term incentives and changes in peer group long-term incentive practices of our market references;

  •
  Executive Retirement Benefits: qualified and nonqualified retirement programs, including retirement benefits for executive officers;

  •
  Executive Benefits; and

  •
  Termination Scenarios: analysis of current severance and change-in-control arrangements to quantify executive severance benefits and associated Company cost under various termination scenarios (e.g., voluntary termination, involuntary termination, retirement, etc.).

        In conducting the market assessment, the Committee used "market references," which consist of a peer group and market data from compensation surveys of other comparably sized companies. A peer group of chemicals and building products companies of similar size and characteristics to Georgia Gulf was used to benchmark compensation for the named executive officers listed in the Summary Compensation Table, which we refer to as our NEOs. These companies included: Acuity Brands, Albemarle Corporation, Cabot Corporation, Chemtura Corporation, Cytec Industries, FMC Corporation, Graphic Packaging Corp., Hercules Incorporated, Louisiana-Pacific Corporation, Lubrizol Corporation, Martin Marietta Materials Incorporated, Olin Corporation, Polyone Corporation, Quanex Building Products, Albemarle, RPM International Incorporated, Universal Forest Products Incorporated, USG Corp., Valspar Corporation, Westlake Chemical Corporation and Worthington Industries.

        For the market analysis conducted in the fall of 2007 and used to establish officer compensation opportunities in 2008, Nova Chemicals and Celanese were removed from the peer group based on their revenues size and Acuity Brands and Quanex Building Products were added. For the market analysis conducted in the fall of 2008 and used to establish officer compensation opportunities for 2009, Bowater Incorporated was removed from the peer group as a result of its merger with Abitibi.

        The Committee has considered a number of factors in determining structure of the programs and individual compensation awards and payments. The primary factors include the analysis and market data provided by Watson Wyatt and the Committee's guiding principles for program design and operation. In particular, the Committee's compensation decisions have taken into account the executive officers' performance in executing our stated business initiatives. The primary initiatives include the following:

  •
  Optimization of the Company's assets and capital structure;

  •
  Strategic growth of the business;

  •
  Funding and completion of capital projects on schedule and as budgeted;

  •
  Utilization of Responsible Care to achieve top performance in Environmental, Health & Safety;

  •
  Applying management performance development and succession planning; and

  •
  Planning and executing efforts to improve plant reliability/cost reduction.

        In addition to formula-driven plans, the Committee retains the discretion to exercise judgment in making decisions to encourage and appropriately reward performance of the management team and individual executive officers. The Committee has the benefit of various tools and analyses that provide a complete profile of each executive officer's current total compensation, the value of realized and unrealized stock awards, retirement benefits, stock ownership and payments due under various termination events.

        The Committee determines the appropriate levels and elements of compensation for the CEO after careful consideration of all appropriate factors. The Committee then makes a recommendation on CEO pay to the independent members of the Board for approval. The CEO makes recommendations to the Committee on compensation actions for the other executive officers based on market data from the Company's internal human resources function and Watson Wyatt, and the Committee's philosophy and objectives. The CEO's recommendations are then considered for approval by the Committee, and in some cases are modified by the Committee during the course of its deliberations and with the counsel of its independent compensation consultant.

        The following sections describe the various elements of our executive compensation program, including its objectives, market positioning, structure and operation, and other information specific to 2008 payments, awards, and pay actions.

  Base Salary

        Each executive officer is paid a base salary, which is reviewed annually by the Committee. Salaries for executive officers are generally targeted at the median range of salaries paid by the market references although individual executive officer salaries may be above or below the median range. In making adjustments to salaries, the Committee considers the base salary and total compensation of the market references compiled by Watson Wyatt in the context of the executive officer's role and responsibilities, experience and tenure, individual performance and contribution to the organization's results as recommended to the Committee by the CEO (or by the Committee to the Board in the case of the CEO), internal pay equity, and the overall salary increases for the broader employee population.

        Executive officer salaries were reviewed by the Board in December 2007 at which time the Committee decided to award no annual salary increases to executive officers. Upon his promotion to the position of President and CEO in February 2008, the Committee recommended and the Board approved a promotional increase for Mr. Carrico of 101% to an annual rate of $725,000. Mr. Thompson's base salary for 2008 was negotiated in connection with his hiring. The increases for other management and professional employees during 2008 was approximately 3.5%. The 2008 salary levels for the named executive officers are indicated in the Summary Compensation Table on page 24.

  Annual Bonuses

        Annual bonus opportunities for executive officers are generally targeted at the median range, although individual executive officer bonus opportunities may be above or below the median range.

        The Committee and the Board adopted the Senior Executive Bonus Plan during 2003. Our stockholders approved the Senior Executive Bonus Plan at the 2004 Annual Meeting of Stockholders. The purpose of the plan is to enhance Georgia Gulf's ability to compete for and retain highly qualified executive officers and to provide additional financial incentives to those executive officers to promote Georgia Gulf's success. The plan is designed to link the short-term incentive award to the attainment of financial earnings targets during the year. The Committee designed the plan to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code and thereby maximize tax deductibility for the Company.

        The Committee administers the plan, which comprises 70% of the executive officer's annual bonus opportunity, and established 2008 performance goals based on operating profit equivalent to an EBIT return of 15% on beginning net assets. At that level, the measure was designed to encourage executive officers to focus on improving corporate performance by controlling corporate overhead expenses, improving the quality and volume of earnings, and using capital efficiently.

        Our philosophy is to reward financial performance as evidenced by operating profit. Accordingly, the plan was designed so that 100% of bonus target would be paid if the Company earned an operating profit at the 15% EBIT return level set by the Committee. The Threshold performance goal for 2008 was set at the 7.5% EBIT return level, upon the attainment of which participants would be eligible for a payment of 10% of their bonus target. The "stretch" Maximum goal was set at the 20% EBIT return level, upon the attainment of which participants would be eligible for a payment of two times their bonus target. The Committee reviews the Company's net assets, cost of capital, forecasts, and other pertinent information including management's recommendations before establishing performance goals. Decisions regarding the bonus targets were made before March 31, 2008 in accordance with the plan rules.

        The bonus targets for 2008 were:

Threshold	$146.5 million EBIT
Target	$292.9 million EBIT
Maximum	$390.5 million EBIT

        Following the end of the fiscal year, the Committee determined that the threshold performance goal was not satisfied and that no executive officer would receive a bonus under the plan as reflected on the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation" on page 24.

        The Committee also administers the Management Incentive Plan, which comprises 30% of the executive officer's annual bonus opportunity. The Committee may award a bonus from zero to two times the Management Incentive Plan bonus target based on its discretion. The Committee determined that no bonuses would be awarded under the Management Incentive Plan as reflected on the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation" on page 24.

        The Committee is authorized to reduce an award to any participant under the plans, including a reduction to zero, based on any factors it determines to be appropriate in its sole discretion. The Committee also has the discretion to make special additions to compensation, as it deems necessary from time to time.

        In February 2009, the Committee adopted a new annual incentive program (the "Georgia Gulf Annual Incentive Program") covering all employees, including the executive officers, which is based on attainment of both corporate and divisional EBITDA financial targets and individual performance goals.

        In 2007, the Committee eliminated the general annual perquisite program for executive officers and established an annual miscellaneous bonus of $25,000 as an allowance although we continue to pay for certain perquisites as detailed on page 25.

        The Committee approved, as a part of the hiring agreement made during 2008, an initial bonus arrangement for Mr. Thompson that guaranteed payment of a 2008 aggregate bonus amount of $217,700, which is comprised of a one-time relocation bonus of $50,000 and a guaranteed incentive plan bonus of $167,700.

  Equity-Based Awards

        Beginning in 2005, the Committee instituted annual grants of equity split between restricted stock units ("restricted stock") and stock options, both with time-lapse vesting provisions for executive officers. On each of three annual vesting dates commencing with the one-year anniversary of the grant, one-third of the grants vest. Dividends are paid currently on all restricted stock to the extent that they are paid on Georgia Gulf common stock and are considered as part of the overall executive officer compensation package and are not subject to risk of forfeiture. In certain termination scenarios, described more fully under Employment and Change in Control Agreements/Payments Upon Termination or Change-in-Control on page 23, executive officers become immediately vested in unvested stock awards. The Committee uses from time to time various types of equity awards (including restricted stock and stock options) to promote long-term stock ownership and to subject executive officers to the same risks and rewards as other stockholders.

        All stock awards are made pursuant to terms and conditions contained in the Second Amended 2002 Equity and Performance Incentive Plan (the "Equity Incentive Plan") approved by stockholders in 2007. The grants are valued and accounted for pursuant to the requirements of SFAS 123R.

  Equity Grant Practices

        Prior to the year, the Committee sets the target equity award level (in dollars) for each executive officer based on the median range of the equity award levels of the market references. The Company's Equity Incentive Plan provides that the exercise price of stock option awards is the fair market value of the stock on the grant date.

        In conjunction with the development of competitive market references for individual executive officer positions, Watson Wyatt also provides the Committee with information on company stock compensation programs of the market references. This information includes an analysis of aggregate annual grant levels, outstanding equity grants, and their estimated fair values, and how these values compare to financial items such as market capitalization, revenues and operating income.

        In its discretion, the Committee may also consider other factors including Company and individual performance, and inducement and retention considerations when determining grant size.

        At its February 2008 meeting, the Committee made equity grants to executive officers, and recommended to the Board a grant for the CEO, with values significantly below the target awards values and also below the 25th percentile of the Company's market references. These grants were determined after consideration of 2007 performance results and were made for the purpose of retention and in recognition of the promotion of Paul Carrico to the position of CEO.

        During 2008, the Committee approved, as a part of his hiring agreement, initial equity grants for Mr. Thompson.

        At its February 2009 meeting, the Committee made stock option grants to executive officers, and recommended to the Board a stock option grant for the CEO, with grant values significantly below the target award value and below the 25th percentile of the Company's market references. In addition, the Committee approved a supplemental cash-based incentive program for executive officers and other key employees. This supplemental program is based on 2009 Company-wide financial performance with the same targets as the 2009 Annual Incentive Program with any earned awards payable to participants who continue employment through July 1, 2010.

  Stock Ownership Guidelines

        In 2005, the Committee approved the following executive officer stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executive officers to align their financial interests with those of stockholders. The guidelines are denominated as a dollar value expressed as a multiple of base salary:

CEO	5 times salary
Other Officers	2 1/2 times salary

        Ownership is determined in the same manner as required by the SEC for purposes of the table under the caption "Security Ownership of Principal Stockholders and Management." Executive officers have five years as an officer to attain the guideline. The Committee reviews stock ownership and compliance with the minimum stock ownership requirements annually. As of January 1, 2009, none of the NEOs with five years of service met the minimum stock ownership requirements primarily due to share price decline. However, each has significant share holdings as reported on page 14.

  Deferred Compensation Plans

        Executive officers and other designated employees are eligible to participate in the Deferred Compensation Plan (the "DCP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. There is no Company matching or other Company incentive to participate. All participant contributions vest immediately and there is no minimum holding period. Earnings are credited on account balances based on participant direction within investment choices similar to those available in the Company's 401(k) Plan, except that the Georgia Gulf Company Stock Fund is not available under the DCP. All returns in the DCP and the 401(k) Plan are at market rates. DCP contributions, earnings and account balances for the NEOs are reported in the Nonqualified Deferred Compensation Table on page 31.

  Benefits and Supplemental Benefits

        We provide employees, including the executive officers, with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death and to provide for financial security following retirement. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining employees in a competitive marketplace, and to provide financial security in these circumstances. These benefits include:

  •
  Health and welfare benefits.

  •
  Short-term and long-term disability coverage.

  •
  Supplemental long-term disability ("LTD") coverage, which is offered to all Georgia Gulf employees with salaries in excess of $90,000. Participants pay the full premium for the plan. The maximum monthly benefit under the Supplemental LTD Plan, when combined with the benefit under the Group LTD plan is $20,000, payable until the earlier of the end of the disability or age 65. The benefit is offset by retirement income from the Company's qualified retirement plans.

  •
  The Georgia Gulf Retirement Plan is a broad-based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of Georgia Gulf Corporation and is further described on page 28.

  •
  The Georgia Gulf Corporation 401(k) Retirement Savings Plan, which matches 100% of employee pre-tax contributions up to 3% of eligible compensation, and 50% of employee pre-tax contributions over 3%, up to 5% of eligible compensation. Specific information describing Company payments for executive officers to the 401(k) Plan is presented on page 25.

  •
  Vacation of up to five weeks, depending on length of service.

  •
  Basic life insurance.

        In addition to these benefits, the supplemental benefits described below are provided to executive officers and are believed to be generally consistent with practices of our market references.

  •
  A company car or car allowance. The value of these benefits is disclosed in the footnote on page 25.

  •
  The Supplemental Executive Retirement Insurance Plan was established in 2004 to supplement executive officer death benefits and also to provide a valuable benefit following retirement. The goal of the plan is to provide a supplemental death benefit of at least $500,000. After retirement, the program (life insurance policy or deferred compensation or annuity arrangement) is designed to provide post-retirement income that, when combined with the benefits payable from the Retirement Plan and the 401(k) Retirement Savings Plan, will approximate 50% of final year salary. The Company makes discretionary premium payments to whole life insurance policies or annuities owned by the executive officers and also tax gross-up payments to those officers since the amount of the premium payments is includable in the executive officer's ordinary income when a discretionary premium payment is made by Georgia Gulf. The amounts of these payments are reported in footnote 5 on page 25.

        In addition to the standard supplemental benefits described above, Mr. Thompson received a relocation benefit provided for under the Company's 2008 hiring agreement with him whereby Mr. Thompson's prior residence was purchased for an amount approximately $200,000 greater than the appraised value of that home, and he also received a payment to cover the personal income tax liability that arose from that purchase.

  Employment and Change in Control Agreements/Potential Payments Upon Termination or Change-in-Control

        For termination due to job elimination, executive officers are eligible for termination pay of one week per year of service up to 52 weeks maximum. This plan was instituted for all Georgia Gulf employees in 2000.

        In May 2007, the Committee adopted a new severance pay program, the Executive and Key Employee Change of Control Severance Plan (the "Severance Plan"), that provides two years pay to the CEO and one and one-half years pay to other executive officers in the event of change of control if the employee is terminated without cause or the employee terminates employment for good reason. The Severance Plan also provides excise tax gross-up protection if the value of the severance and other benefits exceeds 120% of an executive's safe harbor amount. The same provision would reduce the cash severance if the value exceeds the safe harbor but is within 120% of it.

        Georgia Gulf's equity plan agreements provide that unvested equity grants will vest upon change-in-control without regard to termination of employment. To the extent executive officers participate in the plan, their unvested equity grants will vest upon change-in-control, as described under Payments on Termination or Change-in-Control on page 31.

        The Committee approved, as a part of the hiring agreement for Mr. Thompson, severance arrangements that guarantee payment of his salary and target bonus amount for a period of two years from date of hire if he is involuntarily terminated for any reason other than cause.

  Clawback Policy

        Our Board of Directors has adopted a policy that provides, to the extent permitted by law, if the Board, or any committee, determines that any bonus, incentive payment, equity award or other compensation has been awarded to or received by an executive officer, including our NEOs, and that such compensation was based on any financial results or operating metrics that were subsequently the subject of a material restatement as a result of such officer's knowing or intentional fraudulent or illegal conduct and a lower payment would have been made to the officer based on the restated results, then the Board or a committee thereof, shall recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances. This policy is being implemented through acknowledgments executed by our executive officers.

  Compensation

        The tables, narrative and footnotes in this section discuss the compensation of our NEOs including: Edward A. Schmitt, who served as Chairman, President and CEO, until his retirement in February 2008; Paul D. Carrico, who has served as President and CEO since February 14, 2008; Mark E. Buckis, who served as interim CFO during 2007 and part of 2008, Mr. Thompson who has served as CFO since February 29, 2008, and our three other most highly compensated executive officers during 2008.

  Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)

Paul D. Carrico	2008	663,247	—	104,232	103,947	—	40,897	400,511	1,312,834
President and Chief	2007	360,000	—	277,099	270,090	—	42,354	328,676	1,278,219
Executive Officer	2006	325,000	—	285,371	246,121	257,400	516,001	134,167	1,764,060

Gregory C. Thompson(6)	2008	382,038	217,700	77,025	75,453	—	—	430,758	1,182,975
Chief Financial Officer

William H. Doherty	2008	358,615	—	236,913	230,516	—	40,723	107,131	973,898
Vice President—PVC Compounds

Mark J. Seal	2008	358,615	—	44,219	35,548	—	74,235	93,560	606,177
Vice President—	2007	360,000	—	435,942	394,000	—	71,161	99,863	1,360,966
Aromatics	2006	340,000	—	413,383	334,115	270,600	110,259	85,250	1,553,607

Joel I. Beerman	2008	348,654	—	44,219	35,548	—	77,311	112,945	618,677
Vice President—	2007	350,000	—	380,700	341,156	—	76,186	123,872	1,271,914
General Counsel	2006	335,000	—	433,586	352,628	221,760	73,030	107,276	1,523,280
and Secretary

Mark E. Buckis	2008	229,124	—	72,071	69,353	—	8,363	40,128	419,039
Vice President—Corporate Controller, Former Interim Chief Financial Officer	2007	190,363	50,000	81,989	67,995	—	6,670	14,218	411,235

Edward A. Schmitt(7)	2008	570,769	—	148,571	104,005	—	133,086	35,865	992,296
Former Chairman,	2007	800,000	—	1,959,237	1,743,371	—	143,951	298,323	4,944,882
President and Chief	2006	760,000	—	2,251,175	1,823,361	802,560	104,324	282,988	6,024,408
Executive Officer

(1)
Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of restricted stock or restricted stock units, calculated in accordance with the provisions of SFAS 123R, and thus includes amounts from awards granted in 2008 and in prior years. For additional information regarding the assumptions made in the calculation, see note 14 to the Georgia Gulf consolidated financial statements in the Form 10-K for the year ended December 31, 2008 as filed with the SEC.

(2)
Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of grants of options, calculated in accordance with the provisions of SFAS 123R, and thus includes amounts from awards granted in 2008 and in prior years. For additional information regarding the assumptions made in the calculation, see note 14 to the Georgia Gulf consolidated financial statements in the Form 10-K for the year ended December 31, 2008 as filed with the SEC.

(3)
No payments were made to executive officers under the Senior Executive Bonus Plan in 2008 as described in the Compensation Discussion and Analysis on page 20.

(4)
The amounts reported in the Change In Pension Value column above reflect solely the change in the actuarial present value of the accumulated pension benefit of each NEO. For information on the pension plan and the assumptions used in calculating the change in pension value see page 28.

(5)
For information on the Deferred Compensation Plan, see page 21 of the Compensation Discussion and Analysis and for additional information see page 30.

		Allowances and Other Benefits				Additional All Other Compensation

Name	Years	Car Allowance ($)	Allowance ($)	Club Memberships ($)		Company Contribution to 401(k) Savings Plan ($)	Executive Supplemental Insurance Plan ($)	Executive Supplemental Insurance Plan Tax Gross Up ($)	Other ($)		Total ($)

Paul D. Carrico	2008	921	25,000	68,257	(a)	9,200	171,000	126,133	—		400,511
	2007	1,767	25,000	36,552		15,750	158,625	90,982	—		328,676
	2006	565		938		15,400	72,000	41,297	3,967		134,167

Gregory C. Thompson	2008	2,734	25,000	—		9,200	—		393,824	(b)	430,758

William H. Doherty	2008	7,654	25,000	—		9,200	37,567	27,710	—		107,131

Mark J. Seal	2008	2,486	25,000	—		9,200	32,731	24,143	—		93,560
	2007	2,239	25,000	—		15,750	32,731	24,143	—		99,863
	2006	2,878	—	8,125		15,400	32,731	24,143	1,973		85,250

Joel I. Beerman	2008	4,460	25,000	—		9,200	42,751	31,534	—		112,945
	2007	8,837	25,000	—		15,750	42,751	31,534	—		123,872
	2006	9,068	—	2,520		15,400	42,751	31,534	6,003		107,276

Mark E. Buckis	2008	5,928	25,000	—		9,200	—	—	—		40,128
	2007	—	—	—		14,218	—	—	—		14,218

Edward A. Schmitt	2008	1,665	25,000	—		9,200	—	—	—		35,865
	2007	4,106	25,000	—		15,750	145,870	107,597	—		298,323
	2006	4,027	—	8,128		15,400	145,870	107,597	1,966		282,988

  (a)
  Mr. Carrico's "Club Memberships" compensation for 2008 and 2007 is for club membership initiation fees and payments to Mr. Carrico for reimbursement of the personal tax liabilities arising from the Company's payment of those initiation fees. No other NEO was eligible to receive club initiation fees or membership dues for 2008 or 2007 and the payments in 2008 completed Mr. Carrico's eligibility.

  (b)
  Mr. Thompson's "Other" compensation of $393,824 is for relocation-related items deemed compensation, including (i) the $200,000 amount by which the purchase price the Company paid for Mr. Thompson's former residence exceeds the appraised value of that residence; and (ii) payments the Company made to Mr. Thompson to cover the personal income tax liability arising from his relocation-related compensation.

(6)
Mr. Thompson received a one-time relocation bonus of $50,000, in addition to $167,700 as a guaranteed 2008 incentive program bonus, resulting in aggregate bonus payments of $217,700, all of which was paid to Mr. Thompson in February 2009, pursuant to his 2008 hiring agreement with the Company.

(7)
Mr. Schmitt retired as our Chairman, President and CEO in February 2008.

  Grants of Plan-Based Awards

        The following table reflects the following plan-based awards: Annual Cash Incentives, Restricted Stock Units Grants, and Stock Option Grants. Each of these is discussed in the Summary Compensation Table and in the Compensation Discussion and Analysis above.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
							Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Paul D. Carrico	12/03/2007	40,600	579,998	1,159,995
	02/26/2008				2,000			336,000
	02/26/2008					6,000	168.00	345,045

Gregory C. Thompson	02/08/2008	19,565	279,500	559,000
	02/08/2008				1,420			258,165
	02/08/2008					4,065	181.75	252,894

William H. Doherty	12/03/2007	15,750	225,000	450,000
	02/26/2008				350			58,800
	02/26/2008					1,000	168.00	57,508

Mark J. Seal	12/03/2007	15,750	225,000	450,000
	02/26/2008				350			58,800
	02/26/2008					1,000	168.00	57,508

Joel I. Beerman	12/03/2007	14,014	200,200	400,400
	02/26/2008				350			58,800
	02/26/2008					1,000	168.00	57,508

Mark E. Buckis	12/03/2007	6,720	96,000	192,000
	02/26/2008				350			58,800
	02/26/2008					1,000	168.00	57,508

(1)
No awards were paid for fiscal years 2007 or 2008, as described in the Compensation Discussion and Analysis on page 20 and as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amounts in this column represent the grants made in February 2007 and February 2008 to each of the NEOs and report the range of potential payments from Threshold to Maximum levels.

(2)
The amounts reported in this column represent the number of restricted stock units (RSUs) granted to the NEOs in 2008. For all NEOs other than Mr. Thompson, the RSUs granted will vest and become unrestricted ratably in three equal annual installments beginning on February 26, 2009, one year after the grant date applicable to those NEOs. For Mr. Thompson, the RSUs granted will vest and become unrestricted ratably in three equal annual installments beginning on February 8, 2009, one year after the grant date applicable to Mr. Thompson.

(3)
The amounts reported in this column represent the number of stock options granted to the NEOs in 2008. For all NEOs other than Mr. Thompson, the options granted will vest and become exercisable ratably in three equal annual installments beginning on February 26, 2009, one year after the grant date. For Mr. Thompson, the options granted will vest and become exercisable ratably in three equal annual installments beginning on February 8, 2009.

(4)
Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of grants of options during 2008, calculated in accordance with the provisions of SFAS 123R. For additional information regarding the assumptions made in the calculation, see note 14 to the Georgia Gulf consolidated financial statements in the Form 10-K for the year ended December 31, 2008 as filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and stock awards by the NEOs at December 31, 2008. This table includes unexercised and unvested stock option awards and unvested Restricted Stock or Restricted Stock Units. Each grant is shown separately for each NEO. The vesting schedules for all grants shown are the same: Grants vest ratably in three equal installments beginning one year after the grant date. For additional information about option awards and stock awards, see page 20 of the Compensation Discussion & Analysis.

	Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(2)

Paul D. Carrico	12/14/1999	400	—	732.75	12/14/2009
	03/06/2002	200	—	583.75	03/06/2012
	03/03/2003	200	—	476.00	03/03/2013
	03/02/2004	200	—	680.25	03/02/2014
	02/28/2005	200	—	1,334.50	02/28/2015
	02/28/2006	500	250	722.75	02/28/2016
	02/27/2007	446	892	510.75	02/27/2017
	02/26/2008	—	6,000	168.00	02/26/2018
						2,409	64,448

Gregory C. Thompson	02/08/2008	—	4,065	181.75	02/08/2018	1,420	37,997

William H. Doherty	12/14/1999	1,200	—	732.75	12/14/2009
	02/06/2001	200	—	422.50	02/06/2011
	03/06/2002	580	—	583.75	03/06/2012
	03/03/2003	580	—	476.00	03/03/2013
	03/02/2004	580	—	680.25	03/02/2014
	02/28/2005	580	—	1,334.50	02/28/2015
	02/28/2006	534	266	722.75	02/28/2016
	02/27/2007	475	948	510.75	02/27/2017
	02/26/2008	—	1,000	168.00	02/26/2018
						785	21,020

Mark J. Seal	12/14/1999	1,200	—	732.75	12/14/2009
	02/06/2001	1,200	—	422.50	02/06/2011
	03/06/2002	580	—	583.75	03/06/2012
	03/03/2003	580	—	476.00	03/03/2013
	03/02/2004	580	—	680.25	03/02/2014
	02/28/2005	580	—	1,334.50	02/28/2015
	02/28/2006	547	273	722.75	02/28/2016
	02/27/2007	489	977	510.75	02/27/2017
	02/26/2008	—	1,000	168.00	02/26/2018
						798	21,357

Joel I. Beerman	12/14/1999	1,200	—	732.75	12/14/2009
	03/06/2002	580	—	583.75	03/06/2012
	03/03/2003	580	—	476.00	03/03/2013
	03/02/2004	580	—	680.25	03/02/2014
	02/28/2005	580	—	1,334.50	02/28/2015
	02/28/2006	507	253	722.75	02/28/2016
	02/27/2007	453	904	510.75	02/27/2017
	02/26/2008	—	1,000	168.00	02/26/2018
						764	20,470

Mark E. Buckis	03/02/2004	144	—	680.25	03/02/2014
	02/28/2005	144	—	1,334.50	02/28/2015
	02/28/2006	187	93	722.75	02/28/2016
	02/27/2007	125	252	510.75	02/27/2017
	02/26/2008	—	1,000	168.00	02/26/2018
						474	12,693

	Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(2)

Edward A. Schmitt(3)	12/14/1999	4,000	—	732.75	12/14/2009
	02/06/2001	4,000	—	422.50	02/06/2011
	03/06/2002	3,120	—	583.75	03/06/2012
	03/03/2003	3,120	—	476.00	03/03/2013
	03/02/2004	3,120	—	680.25	03/02/2014
	02/28/2005	3,120	—	1,334.50	02/28/2015
	02/28/2006	2,534	1,266	722.75	02/28/2016
	02/27/2007	2,260	4,518	510.75	02/27/2017
						2,073	55,483

(1)
Since Messrs. Carrico, Seal and Beerman have met the requirements of a "qualifying retirement," options and RSUs granted to them will continue to vest as scheduled except in the event of termination of employment for cause or failure to comply with the non-competition and non-solicitation provisions of the Plan.

(2)
Calculated by multiplying the number of shares by the closing price of our common stock at 2008 year-end ($26.75).

(3)
Mr. Schmitt retired as our Chairman, President and CEO in February 2008.

Option Exercises and Stock Vested

        The following table provides information for the NEOs on the number of shares acquired upon vesting of stock awards and the value realized. No stock options were exercised during 2008.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)

Paul D. Carrico	289	48,738

Gregory C. Thompson	—	—

William H. Doherty	376	62,920

Mark J. Seal	383	64,206

Joel I. Beerman	364	60,746

Mark E. Buckis	106	17,862

Edward A. Schmitt(2)	1,857	310,088

    (1)
    The amounts reported were calculated by multiplying the number of shares received by the market value of the shares as of the vesting dates.

    (2)
    Mr. Schmitt retired as our Chairman, President and CEO in February 2008.

Pension Benefits

        The table below reflects the present value of benefits accrued for each of the NEOs in the Georgia Gulf Corporation Retirement Plan, referred to in this section as the "Retirement Plan."

        The Retirement Plan is a broadly based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of Georgia Gulf Corporation. In general, all Georgia Gulf employees are eligible to participate in the Retirement Plan, although benefits may differ for employees covered by collectively bargained agreements or who are working in the operations of an acquired business or were employed prior to 1985 by the predecessor company to Georgia Gulf.

        The pension benefit is the sum of up to four benefits:

  •
  Benefit accruals earned with a predecessor employer (Georgia-Pacific or an acquired company) based on service with the predecessor employer and, in the case of Georgia-Pacific, final average compensation as of the earlier of: (1) the time of termination or retirement, if applicable, or (2) December 31, 2007. Certain participants in the Retirement Plan who are also participants in the Georgia Gulf Corporation 401(k) Retirement Savings Plan ("401(k) Plan") have sub-accounts, referred to as "SBT Employer Accounts," that are part of their 401(k) Plan accounts and that are associated with pre-1985 participation in a Georgia-Pacific defined contribution (savings) plan. Such a participant has the option of receiving the SBT Employer Account in a lump sum upon retirement. If he or she does so, then the pension benefit under the Retirement Plan is reduced, on an actuarially equivalent basis, to reflect the individual's receipt of this lump sum amount. Messrs. Schmitt, Beerman, Doherty and Seal have benefit accruals from Georgia-Pacific under the Retirement Plan, and have SBT Employer Accounts under the 401(k) Plan. Each of these individuals is assumed to take a lump sum distribution of his SBT Employer Account upon retirement for the purpose of calculating the amounts presented.

  •
  1% of aggregate pensionable compensation (career average earnings) earned after 1984 and before 2008. Pensionable compensation does not include any incentive or deferred compensation.

  •
  For employees who actively participated in the Retirement Plan after December 31, 2007, the actuarial equivalent of a notional "Cash Balance Account" to which are credited (1) specified percentages (ranging from 3.0% for a participant with fewer than 10 years of service and up to 6.0% for a participant with 20 or more years of service) of pensionable compensation, and (2) interest credits based upon the "30-year Treasury interest rate" as of the last business day of October in the year prior to the year with respect to which the interest credit is made (but not less than 4% interest). As a result of a complete "freeze" on the accrual of additional benefits under the Retirement Plan, approved by the Board of Directors in the first quarter of 2009, no additional pay credits will be added to the Cash Balance Accounts with respect to compensation paid after March 31, 2009. However, the interest credits will continue.

  •
  Certain additional fixed benefit amounts are provided for a limited group of participants, including all of the NEOs, except for Mr. Thompson and Mr. Buckis. These additional fixed benefit amounts are provided to achieve a target benefit of 30% of final year salary.

        As noted above, the Board of Directors has approved an amendment to the Retirement Plan to provide for the cessation (or "freezing") of the accrual of additional benefits under the Retirement Plan, effective as of March 31, 2009.

        Several forms of benefit payments (including life annuity, both 50% and 100% joint and survivor options, and lump sums of up to $5,000) are available from the Retirement Plan. All forms of benefit payments are actuarially equivalent in value.

        Normal retirement benefits are available to employees with at least three years of service at age 62 and a reduced pension (by 6% per year prior to age 62) is available as early as age 55. If the employee dies prior to retirement, the spousal death benefit is a 100% survivor annuity. However, with regard to the Cash Balance Account (see above) the Spouse or other beneficiary has the option of receiving the account in a single lump sum. All of the NEOs except for Mr. Thompson are fully vested in their benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)

Paul D. Carrico	Retirement Plan	9	681,569

Gregory C. Thompson	Retirement Plan	—	—

William H. Doherty	Retirement Plan	25	848,011

Mark J. Seal	Retirement Plan	30	959,090

Joel I. Beerman	Retirement Plan	29	1,018,641

Mark E. Buckis	Retirement Plan	6	32,957

Edward A. Schmitt(2)	Retirement Plan	29	1,967,284

(1)
Amounts reported represent the actuarial present value of accumulated benefits computed using the interest rate (6.5%) and mortality assumption (RP 2000 Mortality Table with a blue collar adjustment and with mortality improvements projected to 2015 using Scale AA) that Georgia Gulf Corporation applies to amounts reported in its financial statement disclosures on its measurement date of December 31, 2008, and are assumed to be payable at the unreduced age of 62. For additional information regarding the assumptions made in the calculation, see note 15 of the Georgia Gulf consolidated financial statements in the Form 10-K for the year ended December 31, 2008 as filed with the SEC.

(2)
Mr. Schmitt retired as our Chairman, President and CEO in February 2008.

Non-Qualified Deferred Compensation

        The following table provides information on the non-qualified deferred compensation of the NEOs in 2008, including (1) NEOs' contributions through deferral of salary and/or bonus during 2008; (2) investment earnings on those deferral amounts and deferral amounts from prior years, and (3) each NEO's account balance at year-end.

        The Deferred Compensation Plan, or DCP, allows eligible employees, including the NEOs, to elect to defer a portion of their otherwise taxable salary and/or bonus. The elections are made prior to the beginning of each year. Amounts deferred by the employee are shown in the Summary Compensation Table when earned. The Company does not make any contribution to the DCP.

        The employee can elect a date to be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Code. If no election is made, all amounts will be distributed upon termination of service. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company. In 2008, the returns on those funds ranged from about (-) 52.23% to 4.84%. The investment list is similar to the investments available through the Company's 401(k) Plan. The investment risk is borne entirely by the employee. Investment selections may be changed daily. The Company does not guarantee a return on deferred amounts. Gains and losses are credited based on the employee's election of investment choices and the employee's account may increase or decrease in value.

        Generally, a participant will receive a lump sum payment or installments over a period of years (from 2 years to 15 years), inclusive, as elected by the participant in the initial deferral election. Generally, payment is made, or starts, upon termination of employment or at a date specified by the employee in the initial deferral election, but the date specified by the employee must be at least two years after the date on which the employee makes the election. Payments cannot begin for "specified employees," under applicable law, until the first day of the seventh month after termination of service.

	Executive Contributions in Last FY

Name	Deferred Salary Plan ($)(1)	Deferred Bonus Plan ($)(2)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)

Paul D. Carrico	—	—	—	—	—	—

Gregory C. Thompson	—	—	—	—	—	—

William H. Doherty	—	—	—	(12,777)	—	91,820

Mark J. Seal	—	—	—	(170,423)	(465,580)	225,035

Joel I. Beerman	96,154	—	—	(32,404)	—	162,275

Mark Buckis	—	—	—	—	—	—

Edward A. Schmitt(5)	—	—	—	81,447	(3,046,505)	—

(1)
The amount reported here as salary deferred is included in the amount reported as Salary in the Summary Compensation Table.

(2)
The amount reported here as bonus deferred is included in the amount reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(3)
This reports the total earnings and (losses) during 2008 on deferrals made in 2008 and prior years. None of these amounts are included in the Summary Compensation Table.

(4)
This is the total account balance as of December 31, 2008.

(5)
Mr. Schmitt retired as our Chairman, President and CEO in February 2008.

Payments on Termination or Change in Control

        In the event of a change in control, the NEO's may be entitled to certain benefits under our Severance Plan, as well as the vesting of unvested stock options and restricted stock or restricted stock units under our incentive equity plan. The change in control provisions are intended to allow the employee to continue to act in the best interests of our stockholders while evaluating business opportunities. Generally, a change in control will have occurred (i) if we are merged or consolidated with an entity or sell substantially all of our assets to an entity unless immediately after that merger, consolidation or sale, no person (excluding an entity that results from the transaction) owns directly or indirectly 33% or more of the combined voting power of the outstanding securities of the combined or acquiring entity, (ii) in the case of an acquisition by a person of more than 33% of our common stock, (iii) if specified changes in our Board of Directors occur, or (iv) if our stockholders approve our liquidation or dissolution.

        Under the Company's Severance Plan, in the event of a change of control, subject to certain limitations, NEOs are entitled to certain benefits in the event of termination. "Termination" includes both "involuntary termination" and "voluntary termination."

        "Involuntary Termination" means the termination of the NEO's employment by the Company for any reason; however, an involuntary termination shall not occur if:

  (a)
  the termination of employment is due to: (i) the transfer (A) of the NEO to an affiliate or subsidiary of the Company or (B) of any operations of the Company, or (ii) the purchase of the Company or any operations of the Company by a third party purchaser, and the NEO is offered comparable employment by such purchaser;

  (b)
  the NEO's employment terminates on account of death, disability or retirement under a retirement plan of the Company that is qualified under section 401(a) of the Code covering such NEO;

  (c)
  the NEO's employment is terminated for Cause;

  (d)
  the NEO resigns his employment or fails to continue reporting to work and performing satisfactorily his job duties through the date specified by the Company.

        "Voluntary Termination" means the NEO's resignation from employment with the Company for Good Reason within 24 months following a change of control.

        "Good Reason" means: (i) the Company reduces the NEO's compensation (base salary, bonus or short-term and long-term incentives) or (ii) any attempted relocation of the NEO's place of employment to a location more than 150 miles from the location of such employment on the date of such attempted relocation, and such reduction or relocation is not cured by the Company within 15 days after the date the NEO delivers a notice of termination for Good Reason.

        A NEO must execute a separation agreement and general release in such form as the Company determines in order to be eligible for benefits under the Severance Plan. Further, any NEO who breaches the separation agreement or engages in certain conduct, including competition with the Company, solicitation of our employees, disclosure of confidential information, failure to assign any information or idea or other conduct determined to be injurious to the Company will no longer be entitled to benefits.

        If a NEO experiences a termination within 24 months following a Change of Control, and complies with all of the other terms and conditions of the severance plan, he shall be eligible to receive:

  •
  severance pay equal to his annual base salary plus the current target bonus multiplied by two in the case of the CEO and 1 1/2 in the case of the other NEOs;

  •
  a pro rata portion of the current target bonus that the NEO would be eligible to earn for the fiscal year in which the termination date occurs calculated by assuming payment at 100% of the target amount pro rated for the number of days in the bonus period that have elapsed from the beginning of the bonus period through the termination date;

  •
  accrued but unused vacation pay;

  •
  until the earlier of (i) the day upon which the NEO begins new employment and is eligible for such welfare benefits, or (ii) (A) the second anniversary of the termination date in the case of the CEO or (B) 18 months after the termination date in the case of the other NEOs the Company will:

  •
  continue to provide life insurance benefits that are substantially equivalent to those which were provided to the NEO and the NEO's family immediately prior to the termination date;

  •
  continue to maintain medical, dental and vision benefit plans and programs substantially equivalent to those in effect on the termination date and the Company shall reimburse the NEO for the amount of the required premium or contribution for continued coverage for the NEO and the NEO's family under the Company's medical, dental and vision benefit plans and programs, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985; and

    •
    pay to the NEO an amount equal to the premium required to obtain an individual policy of disability insurance providing a benefit substantially equivalent to the benefit that applied to the NEO immediately prior to the termination date.

        The severance benefits described above, in the case of a "specified employee" under Section 409A of the Code, generally shall be paid on the first day of the seventh month after termination; provided, however, that in the case of reimbursements to a NEO for the cost of medical, dental and vision benefits and disability insurance premiums, such reimbursements shall be made on or before the last day of the NEO's taxable year following the taxable year in which the NEO incurred the expense that is being reimbursed.

        Under the Company's incentive equity plan, in the event of a change of control, the NEO's unvested stock options or restricted stock or restricted stock units will vest. However, if the NEO engages in the certain conduct, including competition with the Company, solicitation of our employees, disclosure of confidential information, failure to assign any information or idea or other conduct determined to be injurious to the Company, the NEO must:

  •
  return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the NEO, all shares of common stock that the NEO has not disposed of that were offered within a specified period prior to the date of the commencement of such activity; and

  •
  with respect to any shares of common stock so acquired that the NEO has disposed of, pay to the Company in cash the difference between:

  •
  any amount actually paid therefor by the NEO, and

  •
  the market value per share of the shares of common stock on the date of such acquisition.

        To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company to the NEO.

        The Company does not have any other individual severance or change in control agreements with the NEOs, other than its arrangement with Mr. Thompson, which guarantees payment of Mr. Thompson's salary and target bonus amount for a period of two years from his date of hire if he is involuntarily terminated for any reason other than cause. As such, absent eligibility for benefits described above, the NEOs (other than Mr. Thompson) do not have any termination benefits or benefits triggered as the result of a change in control, that are different than those afforded other employees of the Company, such as accrued vacation pay (up to five weeks of salary depending on service), and death benefit salary continuation (one month of salary).

        The following does not give effect to the awards of restricted share units described under "Proposal II."

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Executive Supplemental Insurance Plan	Executive Supplemental Insurance Plan Tax Gross Up	Medical Program Benefits	Disability Insurance Benefit	Stock Options (1)	Restricted Stock ($)(2)

Paul D. Carrico	1,449,994	1,159,995	342,000	252,266	32,278	12,915	—	—

Gregory C. Thompson	645,000	419,700	—	—	23,896	9,686	—	—

William H. Doherty	540,000	337,500	56,351	41,565	39,440	9,686	—	—

Mark J. Seal	540,000	337,500	49,097	36,215	22,926	9,686	—	—

Joel I. Beerman	525,000	300,300	64,127	47,301	22,926	9,686	—	—

Mark E. Buckis	360,000	144,000	—	—	39,440	9,686	—	—

Edward A. Schmitt(3)	—	—	—	—	—	—	—	—

(1)
At December 31, 2008, all unexercised options had exercise prices above the market price of $26.75.

(2)
The value reported represents the difference between the value of the stock on December 31, 2008 and the amount expensed as of December 31, 2008.

(3)
Mr. Schmitt retired as our Chairman, President and CEO in February 2008.

Compensation Committee Interlocks and Insider Participation

        In 2008, the compensation committee of the Board of Directors was composed of John E. Akitt (until his retirement from the Board of Directors in November 2008), Wayne C. Sales, Patrick J. Fleming, Charles L. Henry and Yoshi Kawashima, none of whom was or is an officer or employee of the Company and none of whom has any other relationship requiring disclosure under the rules of the SEC.

Compensation of Directors

        Prior to 2008, our directors who were not executive officers were paid an annual fee and attendance fees, and were reimbursed for travel expenses. For 2008, the Board of Directors decided not to pay any such fees, other than an annual fee of $80,000 to our non-employee chairman of the Board but continued to reimburse travel expenses. The Board has decided to reinstate payment of an annual fee and attendance fees for 2009, at $40,000 and $1,500, respectively. In addition, the Board's non-employee chairman will be paid an additional annual fee of $80,000 for 2009. Non-employee directors are eligible to participate in our 2002 equity and performance incentive plan. Compensation of directors is determined by the Board of Directors following a recommendation by the nominating and governance committee, which is advised by the compensation consultant engaged by the compensation committee.

        The table below details compensation provided to directors in 2008, including Mr. Akitt, whose retirement from the Board of Directors was effective November 1, 2008, Mr. Terry who resigned in

March 2009 and Messrs. Dennis M. Chorba, Charles L. Henry and Yoshi Kawashima who resigned on July 27, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Total ($)

John E. Akitt	—	4,576	5,035	9,611

Dennis M. Chorba	—	4,576	5,035	9,611

Patrick J. Fleming	80,000	4,576	5,035	89,611

Charles L. Henry	—	4,576	5,035	9,611

Yoshi Kawashima	—	4,576	5,035	9,611

Wayne C. Sales	—	—	—	—

Jerry R. Satrum	—	4,576	5,035	9,611

Clarence E. Terry	—	—	—	—

(1)
Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of restricted stock or restricted stock units, calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R"), and thus includes amounts from awards granted in 2008 and in prior years. For additional information regarding the assumptions made in the calculation, see note 14 to the Georgia Gulf consolidated financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC.

(2)
The following information is as of December 31, 2008:

	Aggregate Number of Outstanding

Name	Stock Awards	Option Awards

John E. Akitt	—	282

Dennis M. Chorba	184	702

Patrick J. Fleming	184	582

Charles L. Henry	184	402

Yoshi Kawashima	184	402

Wayne C. Sales	—	—

Jerry R. Satrum	184	702

Clarence E. Terry	—	—

(3)
Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of grants of options, calculated in accordance with the provisions of SFAS 123R. For additional information regarding the assumptions made in the calculation, see note 14 to the Georgia Gulf consolidated financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

        We do not know of any matters, other than those stated above, which are to be brought before the special meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

        Proposals by stockholders intended to be presented at the 2010 annual meeting must be forwarded in writing and received at our principal executive offices no later than December 18, 2009, directed to the attention of the corporate secretary, for consideration for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2010. If you intend to submit a matter for consideration at next year's meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to our bylaws. Those bylaws provide that, to be timely, your notice must be received by our corporate secretary between January 17, 2010 and February 16, 2010. For each matter you intend to bring before the meeting, your notice must comply with all applicable provisions of our bylaws, including a description of the business you wish to be considered, the reasons for conducting that business at the meeting, and any material interest you have in that business, as well as information regarding you and the number of shares of our stock that you own. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

JOEL I. BEERMAN Vice President, General Counsel and Secretary

 Annex A

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
GEORGIA GULF CORPORATION

        Georgia Gulf Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        1.     Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV thereof and inserting the following in lieu thereof:

    The total number of shares of stock that the Corporation shall have authority to issue is one hundred seventy-five million (175,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value $.01 per share, and seventy-five million (75,000,000) shares of Preferred Stock, par value $.01 per share, which may be issued from time to time in one or more series, with the Board of Directors being hereby authorized to fix by resolution or resolutions the designation of the Preferred Stock and the rights, powers, preferences, and the relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting or consent, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.

        2.     The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall become effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this     day of                         , 2009.

Georgia Gulf Corporation
By:
Name: Title:

A-1

 Annex B

GEORGIA GULF CORPORATION
2009 EQUITY AND PERFORMANCE INCENTIVE PLAN

        1.    PURPOSE.    The purpose of this 2009 Equity and Performance Incentive Plan is to attract and retain officers, employees, consultants, and directors for Georgia Gulf Corporation, a Delaware corporation and its Subsidiaries and to motivate such persons to achieve performance objectives related to the Company's overall goal of increasing shareholder value.

        2.    DEFINITIONS.    As used in this Plan:

        "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

        "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

        "Board" means the Board of Directors of the Company.

        "Board Committee" means a committee of the Board designated by the Board to administer the Plan pursuant to Section 15 of the Plan consisting solely of not less than two Non-Employee Directors.

        "Business Combination" means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

        "Change in Control" shall have the meaning provided in Section 11 of this Plan.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

        "Company" means Georgia Gulf Corporation, a Delaware corporation.

        "Covered Employee" means a Participant who is, or is determined by the Board Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

        "Date of Grant" means the date specified by the Board Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or a grant or sale of Restricted Shares or Restricted Share Units shall become effective (which date shall not be earlier than the date on which the Board Committee takes action with respect thereto).

        "Debt Agreements" means the Company's principal debt agreements, including the Credit Agreement dated as of October 3, 2006 among the Company, Royal Group, Inc., the various subsidiaries of the Company party thereto as Guarantors, the various financial institutions party thereto as lenders, and Bank of America, National Association, as Domestic Administrative Agent and Bank of America, National Association acting through its Canada branch, as Canadian Administrative Agent.

        "Deferral Period" means the period of time during which Restricted Share Units are subject to deferral limitations under Section 7 of this Plan.

        "Detrimental Activity" means any of the following:

        (a)   Any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct or indirect responsibility during the last five years of his or her employment with, or having acted as a consultant to, the Company or any Subsidiary (or such other period specified in the Evidence of Award), in any territory in which the Company or any Subsidiary manufactures, sells, markets, services, or installs such product, service, system, or business activity (or any portion of such territory or such other territory specified in the Evidence of Award).

        (b)   The solicitation of any employee of the Company or any Subsidiary to terminate his or her employment with the Company or such Subsidiary.

        (c)   The disclosure to any person not employed by or serving as a director of the Company or a Subsidiary, or the use in other than the Company or a Subsidiary's business, in each case without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and/or its Subsidiaries, acquired by the Participant either during employment with the Company or any Subsidiary or while acting as a consultant for the Company or any Subsidiary.

        (d)   The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by, or while consulting with, the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate, whether in the United States or in other countries.

        (e)   Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

        "Director" means a member of the Board of Directors of the Company.

        "Effective Date" means the date this Plan is approved by the stockholders of the Company.

        "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board Committee that sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or other awards made hereunder. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Board Committee, need not be signed by a representative of the Company or a Participant.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

        "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

        "Immediate Family" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

        "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

        "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function, or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations or business units of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified and pre-established levels of or growth in one or more of the following criteria:

  1.
  increases in the price of Common Stock;

  2.
  market share;

  3.
  sales;

  4.
  return on equity, assets, capital or sales;

  5.
  economic profit;

  6.
  total shareholder return;

  7.
  costs;

  8.
  margins;

  9.
  earnings or earnings per share;

  10.
  cash flow;

  11.
  customer satisfaction;

  12.
  pre-tax profit;

  13.
  earnings before interest and taxes;

  14.
  earnings before interest, taxes, depreciation and amortization;

  15.
  debt/capital ratio;

  16.
  compliance with covenants under the Debt Agreements; and

  17.
  any combination of the foregoing.

        If the Board Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board Committee may in its discretion modify such Management Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Board Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board Committee shall not make any modification of the Management Objectives or minimum acceptable level or levels of achievement with respect to such Covered Employee.

        "Market Value Per Share" means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value per Share means the closing price of a share of the Common Stock on the principal exchange on which the common stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, then the Market Value Per Share of a share of Common Stock as of such date shall be the fair market value as determined in good faith by the Board Committee. The Board Committee is authorized to adopt another fair market value pricing method with respect to grant date value, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

        "Non-Employee Director" means a person who is a "Non-Employee Director" of the Company within the meaning of Rule 16b-3 under the Exchange Act.

        "Optionee" means the optionee named in an Evidence of Award relating to an outstanding Option Right.

        "Option Price" means the purchase price payable on exercise of an Option Right.

        "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

        "Outside Director" means a person who is an "outside director" within the meaning of Section 162(m) of the Code.

        "Participant" means a person who has been selected by the Board Committee to receive benefits under this Plan and who is at the time an officer, employee or consultant of the Company or any Subsidiary, or any person who has agreed to commence serving in any of such capacities, within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award under this Plan.

        "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

        "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

        "Performance Unit" means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board Committee.

        "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

        "Plan" means this Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan, as amended from time to time.

        "Qualified Performance-Based Award" means any award or portion of an award that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

        "Restricted Shares" means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

        "Restricted Share Unit" means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

        "Spread" means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

        "Subsidiary" means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

        "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

        "Voting Power" means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

        3.    SHARES AVAILABLE UNDER THE PLAN.

        (a)   Subject to adjustment as provided in Section 10 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Restricted Share Units, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 3,033,000 shares of Common Stock, plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

        (b)   Shares of Common Stock covered by an award under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) shares of Common Stock tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above, (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above, (C) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above and (D) all shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, whether or not all shares of Common Stock covered by the award are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not reduce the total number of shares available under this Plan.

        (c)   Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 3,033,000 shares of Common Stock.

        (d)   Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

    (i)
    no Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 750,000 shares of Common Stock during any calendar year;

    (ii)
    no Participant shall be granted Qualified Performance-Based Awards of Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, in the aggregate, for more than 750,000 shares of Common Stock during any calendar year;

    (iii)
    and in no event shall any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000.

        4.    OPTION RIGHTS.    The Board Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each Option Right may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

        (a)   Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

        (b)   Each grant shall specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

        (c)   Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board Committee.

        (d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

        (e)   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

        (f)    Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the death, disability or retirement of a Participant or a Change in Control.

        (g)   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of the death, disability or retirement of a Participant or a Change in Control, the Management Objectives need not be achieved upon the occurrence of such event.

        (h)   Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of "employees" under Section 3401(e) of the Code.

        (i)    The Board Committee may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

        (j)    The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

        (k)   No Option Right shall be exercisable more than ten (10) years from the Date of Grant.

        (l)    Each grant of Option Rights shall be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board Committee may approve.

        5.    APPRECIATION RIGHTS.

        (a)   The Board Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board Committee, which shall be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board Committee, which shall be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

    (i)
    Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board Committee the right to elect among those alternatives.

    (ii)
    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board Committee at the Date of Grant.

    (iii)
    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

    (iv)
    Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of a Change in Control or other circumstances.

    (v)
    Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

    (vi)
    Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, to the extent the grant provides for early lapse of restrictions in the event of a Change in Control or other circumstances, the Management Objectives need not be achieved upon the occurrence of such event.

    (vii)
    Each grant of Appreciation Rights shall be evidenced by an Evidence of Award that shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board Committee may approve.

        (b)   Any grant of Tandem Appreciation Rights shall provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

        (c)   Regarding Free-Standing Appreciation Rights only:

    (i)
    Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater than the Market Value Per Share on the Date of Grant;

    (ii)
    Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

    (iii)
    No Free-Standing Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.

        6.    RESTRICTED SHARES.    The Board Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

        (a)   Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

        (c)   Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale that vests upon the passage of time shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of the death, disability or retirement of a Participant or a Change in Control or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than on the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed ratably during the three year period, on an annual basis, as determined by the Board Committee at the Date of Grant.

        (d)   Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

        (e)   Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares; provided, however, that, notwithstanding subparagraph (c) above, restrictions relating to Restricted Shares that vest upon the achievement of Management Objectives, may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Shares shall specify that, before termination or early termination of the restrictions applicable to such Restricted Shares, the Board Committee must determine that the Management Objectives have been satisfied; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of the death, disability or retirement of a Participant or a Change in Control, the Management Objectives need not be achieved upon the occurrence of such event.

        (f)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

        (g)   Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board Committee may approve. Unless otherwise directed by the Board Committee, (i) all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all Restricted Shares will be held at the Company's transfer agent in book-entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

        7.    RESTRICTED SHARE UNITS.    The Board Committee may, from time to time upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

        (a)   Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Deferral Period as the Board Committee may specify. If a grant of Restricted Share Units specifies that the Deferral Period will terminate only upon the achievement of Management Objectives then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Deferral Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

        (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

        (c)   If the Deferral Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale shall be subject to a Deferral Period of not less than three (3) years except that a grant or sale may provide that the Deferral Period will expire ratably during the three-year period, on an annual basis, as determined by the Board Committee at the Date of Grant. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Restricted Share Units, the preceding sentence will not apply.

        (d)   Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Share Units may provide for the earlier lapse or modification of the Deferral Period in the event of the death, disability or retirement of a Participant, a Change in Control or refinancing of the Debt Agreements.

        (e)   During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Restricted Share Units and shall have no right to vote them, but the Board Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Share Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

        (f)    Each grant or sale will specify the time and manner of payment of Restricted Share Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and either may grant to the Participant or retain in the Board Committee the right to elect among those alternatives.

        (g)   Each grant or sale of Restricted Share Units shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board Committee may approve, including, but not limited to, Management Objectives. Any grant of Restricted Share Units may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Share Units shall specify that, before termination or early termination of the restrictions applicable to such Restricted Share Units, the Board Committee must determine that the Management Objectives have been satisfied; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of the death, disability, retirement of a Participant or a Change in Control, the Management Objectives need not be achieved upon the occurrence of such event.

        8.    PERFORMANCE SHARES AND PERFORMANCE UNITS.    The Board Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

        (a)   Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

        (b)   The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than one year) commencing with the Date of Grant as shall be determined by the Board Committee at the time of grant, which may be subject to earlier lapse or other modification in the event of the death, disability or retirement of a Participant or a Change in Control.

        (c)   Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board Committee must determine that the Management Objectives have been satisfied; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of the death, disability or retirement of a Participant or a Change in Control, the Management Objectives need not be achieved upon the occurrence of such event.

        (d)   Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board Committee the right to elect among those alternatives.

        (e)   Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board Committee at the Date of Grant.

        (f)    The Board Committee may provide for the payment of dividend equivalents to the holder of Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

        (g)   Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award containing such other terms and provisions, consistent with this Plan, as the Board Committee may approve.

        9.    TRANSFERABILITY.

        (a)   Except as otherwise determined by the Board Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

        (b)   The Board Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

        (c)   Notwithstanding the provisions of Section 9(a), but subject to the prior approval of the Board Committee, Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares and Performance Units shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

        10.    ADJUSTMENTS.    The Board Committee shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Share Units, Performance Shares and Performance Units granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction, the Board Committee may in it sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board Committee in its sole discretion, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify. The number of shares authorized under this Plan, and the other share numbers contained herein, all give effect to, and assume the consummation of, a 1-for-25 reverse stock split approved by the Board on July 28, 2009, and by the Company's stockholders, and to be effected succeeding the adoption of this Plan.

        11.    CHANGE IN CONTROL.    For purposes of this Plan, a "Change in Control" shall mean the occurrence of any of the following events:

        (a)   The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the Voting Power of the Company; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 11.

        (b)   A change in a majority of the members of the Board occurs: (i) within one year following the public announcement of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) or the filing of a Schedule 13D or other public announcement indicating that a Person intends to effect a change in control of the Company, (ii) as a result of the exercise of contractual rights, or (iii) as a result of a majority of the members of the Board having been proposed, designated or nominated by a Person (other than the Company through the Board or a committee of the Board).

        (c)   Consummation of a Business Combination unless, following such Business Combination, (i) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination or any Subsidiary of either of them) beneficially owns, directly or indirectly, 33% or more of the Voting Power of the entity resulting from such Business Combination, and (ii) at least half of the members of the Board resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

        (d)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (e)   Such other event as the Board Committee may determine by express resolution to constitute a Change in Control for purposes of this Plan.

        12.    FRACTIONAL SHARES.    The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

        13.    WITHHOLDING TAXES.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board Committee) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights. In the discretion of the Committee, a Participant or such other person may surrender Common Stock owned for more than 6 months to satisfy any tax obligations resulting from any such transaction; provided, however, that in no event shall the Company accept Common Stock for payment of taxes in excess of required tax withholding rates.

        14.    FOREIGN EMPLOYEES.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        15.    ADMINISTRATION OF THE PLAN.

        (a)   This Plan shall be administered by the Board Committee. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). Qualified Performance-Based Awards under Section 162(m) of the Code, and the administration thereof and any determinations to be made in connection therewith, shall be carried out only by a committee of the Board (or subcommittee thereof) consisting solely of not less than two Outside Directors appointed by the Board. Such committee shall grant or award such Option Rights or other awards in a manner consistent with the rules governing performance-based compensation under Section 162(m) of the Code.

        (b)   The interpretation and construction by the Board Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Board Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board Committee shall be liable for any such action or determination made in good faith.

        (c)   The Board Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board Committee, the committee or such person may have under the Plan. The Board Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board Committee; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Board Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

        16.    COMPLIANCE WITH SECTION 409A OF THE CODE.

        (a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

        (b)   Neither a Participant nor any of a Participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

        (c)   If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of (iii) first business day of the seventh month after such six-month period or (iv) the Participant's death.

        (d)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

        17.    COMPANY'S RIGHTS UPON OCCURRENCE OF DETRIMENTAL ACTIVITY.    Any Evidence of Award may provide that if a Participant, if an employee either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, and, if a consultant, during the period of consulting with the Company or a Subsidiary or within a specified period thereafter, shall engage in any Detrimental Activity, and the Board Committee shall so find, forthwith upon notice of such finding, the Participant shall:

        (a)   Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all shares of Common Stock that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

        (b)   With respect to any shares of Common Stock so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

    (i)
    Any amount actually paid therefor by the Participant pursuant to this Plan, and

    (ii)
    The Market Value Per Share of the shares of Common Stock on the date of such disposition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts (but only to the extent that such amounts would not be considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code) that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation, vacation pay, consulting fees or in the form of any other benefit or for any other reason.

        18.    GOVERNING LAW.    This Plan and all awards granted and actions taken hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

        19.    AMENDMENTS, ETC.

        (a)   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

        (b)   Except in connection with a corporate transaction or event described in Section 10 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval.

        (c)   The Board Committee also may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

        (d)   The Board Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

        (e)   If permitted by Section 409A of the Code and Section 162(m) of the Code in the case of a Qualified Performance-Based Award, in the event of a Change in Control or a termination of employment by reason of death, disability or retirement, or in the case to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the restriction period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Board Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

        (f)    Subject to Section 19(e) hereof, the Board Committee may amend the terms of any award theretofore granted under this Plan, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 10 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board Committee may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

        (g)   This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time. Prior to exercise of any Option Right, and prior to exercise, payment or delivery pursuant to any other award, the Participant may be required, at the Company's request, to certify in a manner reasonably acceptable to the Company that the Participant has not engaged in, and has no present intention to engage in the future in, any Detrimental Activity.

        (h)   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

        20.    TERMINATION.    No grant shall be made under this Plan more than ten (10) years after July 27, 2009, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan. No grants will be made on or after the Effective Date under the Georgia Gulf Corporation Second Amended and Restated 2002 Equity and Performance Incentive Plan, as amended, provided, however, that outstanding awards granted under such plan will continue unaffected following the Effective Date.

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 29, 2009.

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/GGC

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.

There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    ☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain		For	Against	Abstain

1. To amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 3 million shares to 100 million shares.	☐	☐	☐	2. To approve the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

Georgia Gulf Corporation Special

Meeting of Stockholders

Admission Ticket

The Special Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on September 29, 2009 at 10:00 am local time.

TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS IN PERSON, YOU MUST PRESENT THIS ADMISSION TICKET, ALONG WITH PHOTO IDENTIFICATION.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Georgia Gulf Corporation

Proxy for Special Meeting of Stockholders — September 29, 2009

This Proxy is Solicited by the Board of Directors.

The undersigned hereby appoints Patrick J. Fleming and Paul D. Carrico, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock and/or preferred stock of the undersigned at the special meeting of stockholders of Georgia Gulf to be held on September 29, 2009 and any adjournment thereof.

If the undersigned has voting rights to shares of Georgia Gulf common stock under the ESOP Stock Plan in the Georgia Gulf Corporation 401(k) Retirement Savings Plan (formerly known as the Georgia Gulf Corporation Savings and Capital Growth Plan), the undersigned hereby directs the trustee to vote shares equal to the number of shares allocated to the undersigned’s account under the applicable plans with the instructions given herein. Shares as to which the trustee does not receive instructions by 12:00 p.m. Eastern Time, September 24, 2009, will be voted by the trustee in accordance with the recommendations of Georgia Gulf as set forth in the Proxy Statement.

The shares represented by this proxy card will be voted as directed on the front. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

GENERAL
PROPOSAL I AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL II APPROVAL AND ADOPTION OF THE GEORGIA GULF CORPORATION 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
STOCKHOLDER PROPOSALS
  Annex A
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF GEORGIA GULF CORPORATION
  Annex B
GEORGIA GULF CORPORATION 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN